UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 25, 2013

BE ACTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Northern Blvd., Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-736-2310

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 25, 2013, Be Active Holdings, Inc. (the “Company”) sold an aggregate of 28,333,334 units (the “Units”) with gross proceeds to the Company of $850,000 (the “Offering”) to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”).

Each Unit was sold for a purchase price of $0.03 per Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (or at the election of the Investor who would, as a result of the purchase of the Units, hold in excess of 5% of the Company’s issued and outstanding Common Stock, one share of the Company’s newly designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which is convertible into shares of the Company’s Common Stock on a one for one basis) and (ii) a five-year warrant (the “Warrants”) to purchase an additional share of Common Stock at an exercise price of $0.05 per share, subject to adjustment upon the occurrence of certain events such as lower priced issuances, stock splits and dividends. The sale of Units includes the conversion of certain outstanding amounts for unpaid fees and expenses into Units at the per Unit offering price totaling $62,500.

The Warrants may be exercised on a cashless basis and contain limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary waiver in such limitation by the holder upon 61 days’ notice.

In connection with the Offering, the Company granted the Investors demand registration rights, commencing 30 days after the closing of the Offering and ending one year after the closing of the Offering, pursuant to which Investors holding at least 50% of the outstanding securities sold in the Offering may request, on 60 days’ notice, the filing of a registration statement with the Securities and Exchange Commission, covering the resale of securities underlying the Units.  Additionally, the Company granted the Investors “piggy-back” registration rights for a period of 180 days beginning on the closing date of the Offering.

The Company paid placement agent fees of $35,000 in cash and issued a warrant to purchase up to 933,333 shares of Common Stock to a broker-dealer in connection with the sale of the Units.  The warrant issued to the broker dealer contains substantially the same terms as the Warrants issued to the investors in Investors.

In connection with the sale of the Units, the Company was required to issue to investors in the Company’s January 9, 2013 private placement (the “Prior Investors, and such offering, the “Prior Offering”) additional shares of Common Stock (or, at the election of such Prior Investor who would, as a result of such issuance, become the holder of in excess of 5% of the Company’s issued and outstanding Common Stock, shares of Series A Preferred Stock), in connection with certain anti dilution protection provided to such Prior Investors under the terms of the Prior Offering.  As a result of the foregoing, the Company issued an aggregate of an additional (a) 3,789,473 shares of Common Stock (b) 19,191,458 shares of Series A Preferred Stock and (c) warrants to purchase an additional 22,980,931 shares of Common Stock at an exercise price of $0.03 per share (collectively, the “Ratchet Securities”).  Furthermore, the exercise price of the warrants issued in the Prior Offering was reduced to a per share exercise price of $0.03.

In connection with the Offering, management determined that it was in the best interest of its shareholders to issue additional shares of Common Stock to certain of the original investors of Be Active Brands, Inc. (the “Be Active Shareholders”), who, as a result of the reverse merger consummated on January 9, 2013, became shareholders of the Company.  As a result, the Company issued an aggregate of 23,054,778 shares of Common Stock to certain of the Be Active Shareholders, as a result of the significant dilution such shareholders experienced as a result of the Offering (collectively, the “Be Active Securities”). In consideration for the Be Active Securities, the shareholders released the Company from actions relating to the Company’s reverse merger and various financings as well as from any rights under that certain Agreement of Shareholders of Be Active Brands, Inc. dated as of January 26, 2011.

 Additionally, on April 26, 2013, the Company designated three (3) shares of preferred stock, par value $0.0001 per share as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and issued one share of Series B Preferred Stock to each of the Company’s three members of management, to wit: Saverio Pugliese, David Wolfson and Joseph Rienzi.  Each share of Series B Preferred Stock is entitled to such number of votes on all matters submitted to shareholders that is equal to (i) the product of (a) the number of shares of Series B Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Common Stock (taking into account the effective outstanding voting rights of the Series B Preferred Stock), as of the record date for the vote and (c) 0.13334 less (ii) the number of shares of Common Stock beneficially held by such holder on such date.  Additionally, on the six month anniversary date of the date of issuance of the Series B Preferred Stock, each outstanding share of Series B Preferred Stock shall automatically, and without further action on the part of the holder, convert into such number of fully paid and non-assessable shares of Common Stock as shall cause the holder to own, along with any other securities of the Company beneficially owned on the conversation date by them, 13.334% of the issued and outstanding Common Stock of the Corporation, calculated on the conversion date.

Upon consummation of the transactions discussed herein, the Company has the following securities outstanding:

•	89,134,075 shares of Common Stock;
•	39,441,459 shares of Series A Preferred Stock;
•	3 shares of Series B Preferred Stock; and
•	Warrants to purchase 52,166,669 shares of Common Stock.

 The foregoing is not a complete summary of the terms of the Offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement, the Series A Preferred Stock Certificate of Designation, the Warrant and the Series B Preferred Stock Certificate of Designation, attached, respectively, as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and hereby incorporated by reference.

Risks related to the Company’s business and structure as a result of the Reverse Merger consummated on January 9, 2013 with Be Active Brands, Inc. are set forth in the Company’s Current Report on Form 8-K, filed with the SEC on January 15, 2013 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which are hereby incorporated by reference.  Additionally, please note the following additional risk factors:

As a result of their existing ownership as well as the issuance of shares of Series B Preferred Stock, our executive  officers and directors own a substantial interest in our voting capital and investors may have limited voice in our management.

As a result of the issuance of shares of our Series B Preferred Stock to our executive officers and directors, in addition to their existing holdings, our management in the aggregate beneficially owns approximately 40% of our voting capital, including shares of common stock issuable upon exercise or conversion within 60 days of the date of this filing. Additionally, the holdings of our officers and directors may increase in the future upon vesting or other maturation of exercise rights under any of the convertible securities they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock.

As a result of their ownership and positions, our executive officers and directors collectively may be able to influence all matters requiring shareholder approval, including the following matters:

•	election of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	effecting or preventing a merger, sale of assets or other corporate transaction.

In addition, their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Certain former shareholders of Be Active Brands, Inc. may assert rights under an Agreement of Shareholders dated as of January 26, 2011.

The former shareholders of Be Active Brands, Inc. executed an Agreement of Shareholders on January 26, 2011.  As a result of such agreement, the former Be Active shareholders had certain rights and obligations.  Be Active did not obtain the consent of all former shareholders to enter into the Reverse Merger transaction with us on January 9, 2011 or obtain releases from all such shareholders, and we do not believe that such consent or release was required to consummate the Reverse Merger or to conduct our private placement transactions.  We also do not believe that the Company was required to assume any obligations of Be Active Brands under the terms of the Agreement of Shareholders as a result of the Reverse Merger.  Certain of these former shareholders may assert certain rights under such agreement and if we are not successful against such assertions, it could have an adverse effect on our operations and financial conditions.

The Units, the Ratchet Securities, the Be Active Securities and the shares of Series B Preferred Stock were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Series A Convertible Preferred Stock Certificate of Designation
10.3	Form of Warrant
10.4	Series B Convertible Preferred Stock Certificate of Designation
10.5	Form of Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2013

BE ACTIVE HOLDINGS, INC.

By:	/s/ Saverio Pugliese
Name: Saverio Pugliese
Title: President and Director